CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the USF Employees' 401K Retirement Plan's previously filed Registration Statement File No. 33-57634 dated January 28, 1993.





/S/ ARTHUR ANDERSEN LLP
    ARTHUR ANDERSEN LLP

Chicago, Illinois
June 25,1999